UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 1st 2013
Date of Report (Date of earliest event reported)

Sharprock Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53902 (Commission File Number)	98-0460379 (IRS Employer Identification No.)

Unit 140-4651 Shell Road Richmond, British Columbia, Canada (Address of principal executive offices)	V6X 3M3 (Zip Code)

(604) 244-8824
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Effective September 1, 2013, the board of directors of the Company accepted the resignation of Craig Alford as the Company's VP of Exploration and as a Director

(b) Effective September 1, 2013, the board of directors of the Company accepted the resignation of Harpreet Sangha as the Company's Chief Executive Officer and Corporate Secretary.

(c) Effective September 1, 2013, the board of directors appointed Rene Hamouth as the Company's Chief Executive Officer and as a new member of the board of directors to serve until the company's next annual meeting of stockholders. The appointment of Rene Hamouth as the Company's Chief Executive Officer and to the board of directors was not based on any prior understanding or arrangement.

Mr. Hamouth has over 35 years experience in the public markets as management and as an individual investor.

(d) Effective September 1, 2013, the board of directors appointed Richard Specht as the Company's Corporate Secretary and as a new member of the board of directors to serve until the Company's next annual meeting of stockholders. The appointment of Richard Specht as the Company's Corporate Secretary and to the board of directors was not based on any prior understanding or arrangement.

Mr. Specht has over 13 years experience in the public markets as management and as an individual investor.
As a result Management will consist of 4 (four) as follows;
Harpreet Sangha	Chairman of the Board / Director
Rene Hamouth	Chief Executive Officer / Director
Herminder Rai	Chief Financial Officer / Director
Richard Specht	Corporate Secretary / Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this re port to be signed on its behalf by the undersigned thereunto duly authorized.

Sharprock Resources, Inc.

September 4, 2013

By: /s/ Harpreet Sangha
Name: Harpreet Sangha
Title: Chief Executive Officer